Exhibit A

GLACIER WATER SERVICES, INC. AUDIT COMMITTEE CHARTER January 2, 2004

1.	PURPOSE

        The primary function of the Glacier Water Services, Inc. (the “Company”) Audit Committee is to assist the Board of Directors (the “Board”) in fulfilling its oversight responsibilities by reviewing: the financial reports and other financial information provided by the Corporation to any governmental body or the public; the Corporation’s systems of internal controls regarding finance, accounting, legal and regulatory compliance and ethics that the Corporation’s management and the Board have established; the independent auditor’s qualifications and independence; and the Corporation’s auditing, accounting and financial reporting processes generally.

        The Audit Committee shall prepare the report required by the rules of the Securities Exchange Commission (the “SEC”) to be included in the Company’s annual proxy statement.

        Consistent with this function, the Audit Committee should encourage continuous improvement of, and should foster adherence to, the Company’s policies, procedures and practices at all levels. In performing its duties, the Audit Committee will maintain effective working relationships with the Board, the Company’s management and the independent auditors. To effectively perform his or her role, each Audit Committee member will obtain an understanding of the detailed responsibilities of Committee Membership as well as the Company’s business, operation and risks.

        The Audit Committee’s primary authority and responsibilities are to:

Serve as an independent and objective party to monitor the Company’s financial reporting process and internal control system;

Review and appraise the audit efforts of the Company’s independent auditors; and

Provide an open avenue of communication among the independent auditors, the Company’s senior management, and the Board.

Have sole authority to appoint or replace the independent auditors (subject to stockholder ratification).

Be directly responsible for the compensation and oversight of the work of the independent auditor (including resolution of disagreements between management and the independent auditors regarding financial reporting) for the purpose of preparing or issuing an audit report or related work. The independent auditors shall report directly to the Audit Committee.

Preapprove all auditing services and permitted non-audit services (including the fees and terms hereof) to be performed for the Company by its independent auditors, subject to the de minimis exceptions for non-audit services described in Section 10A(i)(1) of the Exchange Act which are approved by the Audit Committee prior to the completion of the Audit. The Audit Committee may form and delegate to subcommittees, consisting of one or more members when appropriate, including the authority to grant preapprovals of audit and permitted non-audit services, provided that decisions of such subcommittees to grant preapprovals shall be presented to the full Audit Committee at its next scheduled meeting.

The Audit Committee shall review all transactions between the Company and any person who may be deemed to control the Company.

The Audit Committee shall have the authority, to the extent it deems necessary or appropriate, to retain independent legal, accounting or other advisers. The Company shall provide for appropriate funding, as determined by the Audit Committee, for payment of compensation to the independent auditors for the purpose of rendering or issuing an audit report and to any advisers employed by the Audit Committee.

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The Audit Committee will primarily fulfill these responsibilities by carrying out the activities enumerated in Section IV of this Charter.

II.	COMPOSITION

The Audit Committee shall be comprised of no fewer than three directors as determined by the Board, each of whom shall be an independent director and shall be free from any relationship that, in the opinion of the Board, would interfere with the exercise of his or her independent judgment as a member of the Committee. The members of the Audit Committee shall meet the independence and experience requirements of the American Stock Exchange, Section 10A(m)(3) of the Securities Exchange Act of 1934 (the “Exchange Act”) and the rules and regulations of the Commission. At least one member of the Audit Committee shall be an “audit committee financial expert,” as defined by the Commission. Audit Committee members shall not simultaneously serve on the audit committees of more than two other public companies. The members of the Audit Committee shall be appointed by the Board. Audit Committee members may be replaced by the Board.

        For purposes of this Charter, the definition of independence includes the absence of any relationship with the Company that may interfere with the exercise of the member’s independence from management and the Company. In addition, the following restrictions apply to every Audit Committee member:

        A member’s independence would be deemed impaired if:

The member is currently employed by a) the company, b) an affiliate, or c) a current parent or predecessor, or so employed in the past three (3) years.

The member is currently, or within the past three (3) years, a member of the immediate family of a current executive officer of the company or an affiliate.

The member is an executive of another business organization where any of the company’s executives serve on the organization’s compensation committee.

The member is a partner, controlling shareholder, or executive officer of a business organization that has a business relationship with the company.

The members of the Committee shall be elected by the Board at the annual organizational meeting of the Board or until their successors shall be duly elected and qualified. Unless a Chair is elected by the full Board, the members of the Committee may designate a Chair by majority vote of the full Committee membership.

III.	MEETINGS

        The Audit Committee shall meet as often as it determines, but no less frequently than quarterly. As part of its job to foster open communication, the Committee should meet at least annually with management and with the independent auditors in separate executive sessions to discuss any matters that the Committee or each of these groups believe should be discussed privately. In addition, the Committee or at least its Chair should meet with the independent auditors and management quarterly to review the Company’s financial statements consistent with Sections IV.7 thru IV.9 below.

IV.	RESPONSIBILITIES AND DUTIES

To fulfill its responsibilities and duties, the Audit Committee shall: 2

Independent Auditors

1.	The Audit Committee shall have sole authority to appoint and replace the independent auditors, considering independence and effectiveness, and approve the fees and other compensation to be paid to the independent auditors. On an annual basis, the Committee will obtain from the auditors a formal written statement delineating all relationships between the auditors and the Company consistent with Independence Standards Board No. I and review and discuss with the auditors all significant relationships the auditors have with the Company to oversee the auditors’ independence.

2.	Review the performance of the independent auditors and discharge the independent auditors when circumstances warrant.

3.	Review and evaluate the lead partner of the independent auditor team.

4.	Obtain and review a report from the independent auditor at least annually regarding (a) the independent auditor’s internal quality control procedures, (b) any material issues raised by the most recent internal quality control review, or peer review, of the firm, or by any inquiry or investigation by governmental or professional authorities within the preceding five years respecting one or more independent audits carried out by the firm, (c) any steps taken to deal with any such issues and (d) all relationships between the independent auditor and the Company. Evaluate the qualifications, performance and independence of the independent auditor, including considering whether the auditor’s quality controls are adequate and the provision of permitted non-audit services is compatible with maintaining the auditor’s independence, and taking into account the opinions of management and internal auditors. The Audit Committee shall present its conclusions with respect to the independent auditor to the Board.

5.	Periodically consult with the independent auditors out of the presence of the Company’s management about internal controls and the fullness and accuracy of the organization’s financial statements.

6.	Discuss with the independent auditors the matters required to be discussed by Statement of Auditing Standards No. 61 relating to the conduct of the audit, including any difficulties encountered in the course of the audit work, any restrictions on the scope of activities or access to requested information and any significant disagreements with management.

Documents/Reports Review

7.	Review with the independent auditors the plan and scope of their audit, its status during the year and the results when completed.

8.	Review with management and the independent auditors the Quarterly Reports on Form 1O-Q prior to filing

9.	Review the organization’s annual financial statements and any reports or other financial information submitted to any governmental body or to the public, including any certification, report, opinion, or review rendered by the independent auditors, and following the satisfactory completion of each year-end audit, review and recommend to the Board the inclusion of the Company’s audited financial statements in its Annual Report on Form 10-K. On an annual basis, the Audit Committee shall provide a report to the Company, which will be included in its Proxy Statement, in compliance with Rule 306 of Regulation S-K.

10.	Review and discuss quarterly reports from the independent auditors on:

a.	All critical accounting policies and practices to be used.

b.	All alternative treatments of financial information within generally accepted accounting principles that have been discussed with management, ramifications of the use of such alternative treatments, and the treatment most preferred by the auditors.

c.	Other material written communications between the independent auditors and management, such as any management letter or schedule of unadjusted differences.

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Financial Reporting Processes

11.	In consultation with the independent auditors, review the integrity of the organization’s financial reporting processes and controls, both internal and external, to ensure the reliability of financial reporting and compliance with applicable codes of conduct, laws and regulations.

12.	Consider the independent auditors’ judgments about the quality and appropriateness of the Company’s accounting principles as applied in its financial reporting, the clarity of the Company’s financial disclosures, the degree of aggressiveness or conservatism of the Company’s accounting principles and the underlying estimates, and the significant decisions made by management in preparing the financial disclosure.

13.	Consider and approve, if appropriate, major changes to the Company’s auditing and accounting principles and practice as suggested by the independent auditors or the Company’s management.

14.	Review disclosures made to the Audit Committee by the Company’s Chief Executive Officer and the Chief Financial Officer during their certification process for the Form 10-K and Form 10-Q about any significant deficiencies in the design or operation of internal controls or material weaknesses therein and any fraud involving management or other employees who have a significant role in the Company’s internal controls.

15.	Discuss with management the Company’s earnings press releases, including the use of “pro forma” or “adjusted” non-GAAP information, as well as financial information and earnings guidance provided to analysis and rating agencies. Such discussion may be done generally (consisting of discussing the types of information to be disclosed and the types of presentations to be made).

16.	Ensure the rotation of the lead (or coordinating ) auditor partner having primary responsibility for the audit and the audit partner responsible for reviewing the audit as required by law. Consider whether, in order to assure continuing auditor independence, it is appropriate to adopt a policy of rotating the independent auditing firm on a regular basis.

Process Improvement

17.	Establish regular and separate systems of reporting to the Audit Committee by each of the Company’s management and the independent auditors regarding any significant judgments made in management’s preparation of the financial statements and the view of each as to appropriateness of such judgments.

18.	Following completion of the annual audit, review separately with each of the Company’s management and the independent auditors any significant difficulties encountered during the course of the audit, including any restrictions on the scope of work or access to required information.

19.	Review any significant disagreement among the Company’s management and the independent auditors in connection with the preparation of the financial statements.

20.	Review with the independent auditors and the Company’s management the extent to which changes or improvements in financial or accounting practices, as approved by the Audit Committee, have been implemented. (This review should be conducted at an appropriate time subsequent to implementation of changes or improvements, as decided by the Committee.)

21.	Review periodically the adequacy of the Company’s accounting, financial and auditing personnel resources.

22.	Monitor compliance with the Company’s ethical practices, and ensure that management has the proper review system in place to ensure that Company’s financial statements, reports and other financial information disseminated to governmental organizations and the public satisfy legal requirements.

23.	Review with the Company’s counsel legal compliance matters, including pending or threatened litigation and corporate securities trading policies.

24.	Review with the Company’s counsel any legal matter that could have a significant impact on the Company’s financial statements.

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Miscellaneous

25.	Review and reassess the adequacy of this Charter annually. If any revisions therein are deemed necessary or appropriate, submit the same to the Board for its consideration and approval.

26.	Perform any other activities consistent with this Charter, the Company’s By-Laws and governing law, as the Committee or the Board deems necessary or appropriate.

V.	REPORTS

        The Audit Committee will report to the Board from time to time with respect to its activities and its recommendations. When presenting any recommendation or advice to the Board, the Committee will provide such background and supporting information as may be necessary for the Board to make an informed decision. The Committee will keep minutes of its meetings and will make such minutes available to the full Board for its review.

        The Audit Committee shall report to shareholders in the Company’s proxy statement for its annual meeting whether the Committee has satisfied its responsibilities under this Charter.

V1.	OTHER AUTHORITY

        The Audit Committee is authorized to confer with the Company’s management and other employees to the extent it may deem necessary or appropriate to fulfill its duties. The Committee is authorized to conduct or authorize investigations into any matters within the Committee’s scope of responsibilities. The Committee also is authorized to seek outside legal or other advice to the extent it deems necessary or appropriate, provided it shall keep the Board advised as to the nature and extent of such outside advice. The Audit Committee will also perform such other functions as are authorized for this Committee by the Company’s Board of Directors from time to time.

V11.	DISCLAIMER

        With respect to the preparation and auditing of the Company’s financial statements, the Audit Committee’s role is one of oversight. While the Audit Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Audit Committee to plan or conduct audits or to determine that the Company’s financial statements and disclosures are complete and accurate and are in accordance with generally accepted accounting principles and applicable rules and regulations. The Company’s management is responsible for preparing the Company’s financial statements. The Company’s independent auditors are responsible for auditing those financial statements. Nothing in this Charter should be construed to imply that the Audit Committee is required to provide any assurance or certification as to the Company’s financial statements or the services of the independent auditors.

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